UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑

 Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☑  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-12

AETNA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑  No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2012 Aetna Inc. Notice of Annual Meeting and Proxy Statement and 2011 Aetna Annual Report, Financial Report to Shareholders Available

The following message is from Elease E. Wright, head of Human Resources:

Beginning today, employees who are Aetna shareholders through Aetna’s 401(k) Plan can access the definitive 2012 Aetna Inc. Notice of Annual Meeting and Proxy Statement and the 2011 Aetna Annual Report, Financial Report to Shareholders at www.aetna.com/proxymaterials. Employees who are shareholders through the 401(k) Plan but do not have e-mail or Internet access at work will receive copies of these materials at their mailing addresses. If you would like a paper copy, please call 1-800-237-4273.

Proxy voting by Internet or telephone

The Proxy Statement is one of Aetna’s most important public documents. It includes information on Aetna’s Board of Directors and describes the proposals to be voted on at the 2012 Annual Meeting of Shareholders, which will be held on Friday, May 18, 2012, at the Gaylord Opryland Hotel & Convention Center in Nashville, Tennessee. This week, Broadridge Financial Solutions, the distribution agent for the trustee of Aetna’s 401(k) Plan, will send an e-mail to active employees who held Aetna stock through the 401(k) Plan with this subject line: “AETNA 2012 ANNUAL MEETING VOTING INSTRUCTIONS FOR 401(k) SHAREHOLDERS.”

If you held Aetna stock through the Aetna 401(k) Plan at the close of business on March 16, 2012, you are encouraged to inform yourself of the issues being voted on and to exercise your right to vote by Internet or by telephone. The shares held in the

Aetna 401(k) Plan are voted by the trustee of the Aetna 401(k) Plan in proportion to the votes the trustee receives from Aetna shareholders with respect to the shares they own through the Aetna 401(k) Plan. Your individual voting instructions are strictly confidential and are not disclosed to Aetna.

Employee shareholders who would like to attend the Annual Meeting must request an admission ticket in advance and provide their complete name, address and telephone number to: Office of the Corporate Secretary, 151 Farmington Avenue, RW61, Hartford, CT 06156 or by facsimile to 860-293-1361. Your written request for an admission ticket must be received by May 11, 2012.

I encourage you to read these materials.